Select Medical Corporation to Present at JPMorgan Healthcare Conference

     MECHANICSBURG, PENNSYLVANIA — - January 12, 2004 — - Select Medical Corporation (NYSE: SEM) filed a Current Report today on Form 8-K with the Securities and Exchange Commission (the “Form 8-K”). The Form 8-K furnished, for purposes of Regulation FD, an Investor Presentation that will be given by Select Medical Corporation at the JPMorgan 22nd Annual Healthcare Conference (the “Investor Presentation”). The Investor Presentation includes revenues and earnings guidance of Select for the quarter ended December 31, 2003, as well as for the year ending December 31, 2004. The guidance provided in the Investor Presentation does not reflect a change to the guidance provided by Select in its third quarter earnings release that was issued on October 29, 2003, and has only been adjusted to reflect Select’s subsequent 2-for-1 split of its common stock, which became effective on December 22, 2003. The guidance provided in the Investor Presentation does not reflect any actual results for the quarter ended December 31, 2003, and was not intended to represent a change in Select’s business outlook.

     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 79 long-term acute care hospitals in 24 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 793 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel Veit, 717/972-1101
ir@selectmedicalcorp.com